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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45696 and 333-53906) and incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62072, 333-37810, 333-36518, 333-35464, 333-35470, 333-35462, 333-31668, 333-89887, 333-89889,
333-91558 and 333-83502) of Akamai Technologies, Inc. of our reports dated January 27, 2003, except for Note 23, as to which the date is February 26, 2003, relating to the consolidated financial statements and consolidated financial statement schedules, which appear in this Form 10-K.


/s/  PricewaterhouseCoopers LLP


Boston, Massachusetts
March 28, 2003